EXHIBIT 4-C-5

                            HARTMARX CORPORATION

          FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                     AND CERTAIN COLLATERAL DOCUMENTS


            This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CERTAIN COLLATERAL DOCUMENTS (this "Amendment") is dated as of August 31, 2001 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK and BANK OF AMERICA, N.A., as co-agents (collectively, the "Co-Agents"), and, for purposes of Section 4 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                  RECITALS

            WHEREAS, Borrower has requested that Requisite Lenders amend certain provisions of the Credit Agreement to add a new Tranche C Term Loan facility in the aggregate original principal amount of $15,000,000 under the Credit Agreement to be made available to Borrower as provided herein;

            WHEREAS, Borrower and Requisite Lenders desire, subject to the terms and conditions set forth herein, to amend the Credit Agreement to (i) provide an additional Tranche C Term Loan facility to be maintained as Tranche C Term Loans available to Borrower as provided herein, (ii) amend certain definitions, provisions and covenants related thereto, and (iii) make certain other amendments as set forth below;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    AMENDMENTS TO THE CREDIT AGREEMENT AND CERTAIN
              COLLATERAL DOCUMENTS AND RELATED MATTERS

1.1   Amendments to Section 1 of the Credit Agreement:  Definitions
      -------------------------------------------------------------

      A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

            "Fifth Amendment" shall mean that certain Fifth Amendment to Amended and Restated Credit Agreement and Certain Collateral Documents dated as of August 31, 2001 by and among Borrower, Managing Agent, Co-Agents and Lenders.

            "Fifth Amendment Effective Date" shall have the meaning set forth in the Fifth Amendment.

            "Initial Tranche C Term Lender" means General Electric Capital Corporation.

            "Non-Tranche C Term Lenders" means each Lender other than a Tranche C Term Lender.

            "Tranche C Term Lenders" means, on the Fifth Amendment Effective Date, the Initial Tranche C Term Lender, together with its successors and permitted assigns pursuant to subsection 10.1.

            "Tranche C Term Loans" means the Loans made by Tranche C Term Lenders to Borrower pursuant to subsection 2.1A(iv).

            "Tranche C Term Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1D(iv) on the Fifth Amendment Effective Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche C Term Loans of any Tranche C Term Lenders, in each case substantially in the form of Exhibit IV-C annexed hereto.

      B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Asset Sale," "Loans," and "Notes" in their entirety and substituting the following therefor:

            "Asset Sale" means the sale by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its wholly-owned Subsidiaries of (i) any of the capital stock of any of their respective Subsidiaries, (ii) substantially all of the assets of any division or line of business or product brands of Borrower or any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries outside of the ordinary course of business, including the sale of machinery or equipment which is obsolete or is no longer useful in its business.

            "Loans" means (i) with respect to the period prior to the Restatement Effective Date, the Existing Loans, (ii) thereafter but prior to the Fifth Amendment Effective Date, one or more of the Tranche A Revolving Loans, the Tranche B Revolving Loans or Swing Line Loans or any combination thereof, and (iii) as of and after the Fifth Amendment Effective Date, one or more of the Tranche A Revolving Loans, the Tranche B Revolving Loans, Swing Line Loans or Tranche C Term Loans or any combination thereof.

            "Notes" means one or more of the Tranche A Revolving Notes, the Tranche B Revolving Notes, the Swing Line Notes or the Tranche C Term Notes or any combination thereof.

      C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Refinancing Surplus" in its entirety.

1.2   Amendment to Subsection 2.1 of the Credit Agreement:
      Commitments; Loans; Notes
      ---------------------------------------------------

      A. Subsection 2.1A of the Credit Agreement is hereby amended deleting the "." at the end of the first paragraph and substituting therefor the following phrase "and each Tranche C Term Lender hereby agrees to make the Tranche C Term Loans described in subsection 2.1A(iv)."

      B. Subsection 2.1A of the Credit Agreement is hereby further amended by adding the following clause (iv) at the end thereof:

              "(iv) The Initial Tranche C Term Lender hereby agrees to lend to Borrower on the Fifth Amendment Effective Date the Tranche C Term Loans, to be used for the purposes set forth in subsection 2.5A. The aggregate principal amount of the Tranche C Term Loans is $15,000,000. The Tranche C Term Loans of the Initial Tranche C Term Lender shall be adjusted to give effect to any assignments of the Tranche C Term Loans pursuant to subsection 10.1B. Borrower may make only one borrowing of Tranche C Term Loans pursuant to this subsection 2.1A(iv), which shall be made on the Fifth Amendment Effective Date. Amounts borrowed under this subsection 2.1A(iv) and subsequently repaid or prepaid may not be reborrowed. No amendment, modification, termination or waiver of any provision of this Agreement which: (i) reduces the principal amount of any of the Tranche C Term Loans, (ii) changes in any manner this subsection 2.1A(iv), (iii) postpones the scheduled final maturity date of any of the Tranche C Term Loans, (iv) postpones the date on which any interest is payable with respect to the Tranche C Term Loans, or
              (v) decreases the interest rate borne by any of the Tranche C Term Loans (other than any waiver of any increase in the interest rate applicable to any of the Tranche C Term Loans pursuant to subsection 2.2E) shall be effective unless evidenced by a writing signed by or on behalf of each Lender and by each Tranche C Term Lender adversely affected thereby. Borrower agrees to pay to each Tranche C Term Lender such fees in the amounts and at the times separately agreed upon in a side letter between Borrower and the Initial Tranche C Term Lender in connection with the prepayment of the Tranche C Term Loans."

      C. Subsection 2.1B of the Credit Agreement is hereby amended by deleting the first paragraph therefrom in its entirety and substituting the following paragraph therefor:

                  "B. Borrowing Mechanics. Loans made on any Funding Date (other than Tranche A Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it and other than for Revolving Loans which constitute Rollover Borrowings in accordance with subsection 4.4) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that (a) Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, (b) Swing Line Loans made on any Funding Date (other than Swing Line Loans made in accordance with the final sentence of the first paragraph of subsection 2.1A(iii)) shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess of that amount and (c) Tranche C Term Loans made on the Fifth Amendment Effective Date shall be in an aggregate amount of $15,000,000. Rollover Borrowings may be in any amount up to the maximum amount permitted pursuant to subsection 4.4 as of the applicable Funding Date. Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Managing Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date which may be delivered by courier or telecopy. Whenever Borrower desires that Lenders make Revolving Loans it shall deliver a Notice of Borrowing to Managing Agent which may be delivered by courier or telecopy no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan), or at least one Business Day in advance of the proposed Funding Date (in the case of an Index Rate Loan in excess of $10,000,000 in the aggregate) or no later than 11:00 A.M. (New York time) on the proposed Funding Date (in the case of an Index Rate Loan of $10,000,000 or less in the aggregate and, in such case, Borrower shall concurrently deliver a copy of such Notice of Borrowing to each Lender which copy may be delivered by courier or telecopy). Whenever Borrower desires that Lenders make Revolving Loans constituting Rollover Borrowings, it shall deliver to Managing Agent (and shall deliver to Lenders concurrently, a copy, which may be delivered by courier or telecopy), of a Notice of Borrowing (with appropriate insertions) no later than 11:00 A.M. (New York time) on the proposed Funding Date. Tranche C Term Loans may only be made on the Fifth Amendment Effective Date. If Borrower desires that Tranche C Term Lenders make Tranche C Term Loans, it shall deliver to Managing Agent a Notice of Borrowing no later than one Business Day in advance of the Fifth Amendment Effective Date (or at such later time as the Initial Tranche C Lender may agree). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day, and in the case of Tranche C Term Loans, shall be the Fifth Amendment Effective Date), (ii) the amount of Loans requested (which shall be, with respect to Tranche C Term Loans, equal to $15,000,000), (iii) in the case of Swing Line Loans, Revolving Loans made on the Restatement Effective Date, Revolving Loans which are Rollover Borrowings and Tranche C Term Loans, that such Loans shall be Index Rate Loans, (iv) in the case of Revolving Loans not made on the Restatement Effective Date or which are not Rollover Borrowings, whether such Loans shall be Index Rate Loans or LIBOR Rate Loans, and (v) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Revolving Loans (which are not Rollover Borrowings) may be continued as or converted into Index Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Managing Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Managing Agent which may be delivered by courier or telecopy."

      D. Subsection 2.1C of the Credit Agreement is hereby amended by adding the following paragraph immediately after the end of the first paragraph thereof:

                  "The Tranche C Term Loans under this Agreement shall be made by the Initial Tranche C Term Lender. Promptly after receipt by Managing Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Managing Agent shall notify the Initial Tranche C Term Lender of the proposed borrowing. The Initial Tranche C Term Lender shall make the aggregate amount of the Tranche C Term Loans available to Managing Agent not later than 2:00 P.M. (New York time) on the Fifth Amendment Effective Date, in immediately available funds, at the Payment Office. Immediately upon receipt of such proceeds of the Tranche C Term Loans, Managing Agent shall apply such proceeds in accordance with subsections 2.4A(i) and 2.5A."

      E. Subsection 2.1D of the Credit Agreement is hereby amended by adding the following sentence after the second sentence thereof:

              "On the Fifth Amendment Effective Date, Borrower shall execute and deliver to the Initial Tranche C Term Lender (or to Managing Agent for that Lender) a Tranche C Term Note, substantially in the form of Exhibit IV-C annexed hereto, to evidence that Tranche C Term Lender's Tranche C Term Loans."

1.3   Amendments to Subsection 2.2 of the Credit Agreement:
      Interest on the Loans
      ----------------------------------------------------

      A. Subsection 2.2A of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:

            "Each Tranche C Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate plus 5.00% per annum. The basis for determining the interest rate with respect to any Tranche C Term Loan may not be changed at any time, and in no event shall any Tranche C Term Loan bear interest at a rate determined by reference to the Adjusted LIBOR Rate."

      B. Subsection 2.2D of the Credit Agreement is hereby amended by deleting all references to "Loans" therein (other than references to "LIBOR Rate Loans" and "Index Rate Loans" contained therein) and substituting "Revolving Loans" therefor.

1.4 Amendment to Subsection 2.4 of the Credit Agreement: Prepayments and Reductions in Commitments; General Provisions Regarding Payments
      --------------------------------------------------------------------

      A. Subsection 2.4A(iii) of the Credit Agreement is hereby amended by deleting clauses (a) and (b) in their entirety and substituting the following therefor:

            "(a) Prepayments and Reductions from Asset Sales. Subject to subsection 2.4A(iii)(d), immediately upon receipt by Borrower or any of its Subsidiaries of Cash Proceeds of Net Cash Proceeds of any Asset Sale equal to or greater than $100,000 in the aggregate and allocable to Accounts, Inventory, cash or other current assets, (i) Borrower shall prepay first the Swing Line Loans and the Revolving Loans, and second the Tranche C Term Loans in an amount equal to the amount of such Net Cash Proceeds which is the highest integral multiple of $25,000 and (ii) the Revolving Loan Commitments shall be permanently reduced to the extent required by Managing Agent in an amount not to exceed the amount of such Net Cash Proceeds (excluding Net Cash Proceeds actually applied to repay Tranche C Term Loans). Subject to subsection 2.4A(iii)(d), immediately upon receipt by Borrower or any of its Subsidiaries of Cash Proceeds of (i) Net Cash Proceeds of any Asset Sale equal to or greater than $100,000 in the aggregate and not allocable to Accounts, Inventory, cash or other current assets, Borrower shall prepay first the Tranche C Term Loans, and second the Swing Line Loans and the Revolving Loans in an amount equal to the amount of such Net Cash Proceeds which is the highest integral multiple of $25,000 and the Revolving Loan Commitments shall be permanently reduced to the extent required by Managing Agent in an amount not to exceed such Net Cash Proceeds (excluding Net Cash Proceeds actually applied to repay Tranche C Term Loans). Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), Borrower shall deliver to Managing Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof and whether or not such Net Cash Proceeds are allocable to Accounts, Inventory or other current assets. In the event that Borrower shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment of Loans and/or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), determine that the prepayments and/or reductions of the Loans and/or the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4A(iii)(a), Borrower shall promptly make an additional prepayment of the Loans, and the Revolving Loan Commitments shall be permanently reduced, in the manner described above in an amount equal to the amount of any such deficit, and Borrower shall concurrently therewith deliver to Managing Agent an Officer's Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of the Loans and/or the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a) shall be applied as specified in subsection 2.4A(iv).

            (b) Prepayments Due to Refinancing Indebtedness. On any date on or after the Fifth Amendment Effective Date of receipt by Borrower or any of its Subsidiaries of the proceeds of Refinancing Indebtedness (other than Refinancing Indebtedness constituting Liquidity Proceeds or constituting Subordinated Indebtedness the proceeds of which are used to refinance the Senior Subordinated Notes), Borrower shall repay first the Swing Line Loans and the Revolving Loans, and second the Tranche C Term Loans in an amount equal to the amount of such proceeds, as specified in subsection 2.4A(iv), and the Commitments shall be permanently reduced in an amount equal to the amount of such proceeds, as specified in subsection 2.4A(iv)."

      B. Subsection 2.4A(iii) of the Credit Agreement is hereby amended further by adding the following clauses (d) and (e) at the end thereof:

            "(d) Prepayments from Liquidity Proceeds. Immediately upon receipt by Borrower of Liquidity Proceeds described in clauses (i),
      (ii) or (iii) of subsection 6.15 prior to January 15, 2002, Borrower shall prepay first the Swing Line Loans and the Revolving Loans in an amount equal to the lesser of the amount of such Liquidity Proceeds and $10,000,000, and second to the Tranche C Term Loans to the extent the amount of such Liquidity Proceeds exceeds $10,000,000; provided that, Borrower shall not be required to repay Swing Line Loans or Revolving Loans pursuant to clause first of this sentence to the extent Borrower applies such Liquidity Proceeds that would otherwise be required to pay Swing Line Loans and Revolving Loans within three
      (3) Business Days after receipt to redeem or repurchase and retire Senior Subordinated Notes. Any mandatory prepayments of the Loans pursuant to this subsection 2.4A(iii)(d) shall be applied as provided in subsection 2.4A(iv), except that the Revolving Loan Commitments will not be reduced as a result of such prepayments."

            (e) Scheduled Payment of Tranche C Term Loans. Borrower shall make a principal payment on the Tranche C Term Loans on the date of their maturity which shall be the Commitment Termination Date in an amount equal to the principal amount of the Tranche C Term Loans outstanding at such time."

      C. Subsection 2.4A(iv) of the Credit Agreement is hereby amended by deleting clause (iv) in its entirety and substituting the following therefor:

                  "(iv) Application of Reduction of Commitments and Prepayments. Any reduction of the Revolving Loan Commitments pursuant to subsection 2.4A(ii) or (iii) shall be applied to reduce the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments on a pro rata basis based on the aggregate amount of each such Commitment at such time, except to the extent otherwise expressly provided therein. Notwithstanding anything contained in subsection 2.4A(iii) to the contrary, if an Event of Default has occurred and is continuing and Agent has received written notice from Borrower or a Lender to such effect, any amount required to be applied as a mandatory prepayment of the Term C Term Loans shall instead be applied first to repay Swing Line Loans and Revolving Loans, second to cash collateralize Letters of Credit in accordance with subsection 8.13 and third to repay Tranche C Term Loans. Any prepayment of the Swing Line Loans and the Revolving Loans shall be applied first to repay any Swing Line Loans to the full extent thereof and second to repay Tranche A Revolving Loans and Tranche B Revolving Loans which are Index Rate Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof at such time, to the full extent thereof, and then to repay Tranche A Revolving Loans and Tranche B Revolving Loans which are LIBOR Rate Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof at such time, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D."

      D. Subsection 2.4B(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Swing Line Loans and Revolving Loans to which such payments relate, in each case proportionately to applicable Lenders' respective Pro Rata Shares. Aggregate principal and interest payments shall be apportioned among all outstanding Tranche C Term Loans to which such payments relate, in each case proportionately to applicable Tranche C Term Lenders' respective percentage shares of the Tranche C Term Loans. Managing Agent shall promptly distribute to each applicable Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share or share of the Tranche C Term Loans, as the case may be, of all such payments received by Managing Agent and the commitment fees of such Lender, if applicable, when received by Managing Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Index Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Managing Agent shall give effect thereto in apportioning payments received thereafter."

1.5   Amendment to Subsection 2.5 of the Credit Agreement: Use of Proceeds
      --------------------------------------------------------------------

         Subsection 2.5A of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

              "The proceeds of the Tranche C Term Loans shall be applied by Borrower to repay Revolving Loans without any reduction of the Revolving Loan Commitments."

1.6   Amendment to Subsection 2.9 of the Credit Agreement: Affected Lenders
      ---------------------------------------------------------------------

      A. Subsection 2.9 of the Credit Agreement is hereby amended by deleting clauses (b), (c) and (f) in their entirety and substituting the following therefor:

                  "(b) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Managing Agent an Assignment and Acceptance and such other documentation satisfactory to the Managing Agent pursuant to which such replacement Lender is to become a party hereto, with a Commitment (if any), equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

                  (c) Upon such execution of such documents referred to in clause (b) and repayment of the amount referred to in clause (a), the replacement Lender shall be a "Lender" with a Commitment (if any), as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to such provisions under this Agreement, which expressly survive the termination of this Agreement as to such replaced Lender;"

                  "(f) If Borrower proposes to replace any Lender pursuant to this subsection 2.9 because the Lender seeks reimbursement under either subsection 2.6 or 2.7, then it must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Commitment or share of the Tranche C Term Loans, as the case may be) under such subsections; provided however that if the amount of the Commitment or applicable share of the Tranche C Term Loans, as the case may be, any replacement Lender is willing to commit to or assume does not exceed the aggregate of the Commitments or share of the Tranche C Term Loans, as the case may be, of each such Lender seeking such reimbursement, the Commitment or share of the Tranche C Term Loans, as the case may be, of each such Lender seeking reimbursement shall be reduced pro rata to the extent of the Commitment or share of the Tranche C Term Loans, as the case may be, of such replacement Lender."

1.7   Amendments to Section 6 of the Credit Agreement:
      Borrower's Affirmative Covenants
      -----------------------------------------------

      A. Subsection 6.8(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(i) Borrowing Base Certificates. Borrower shall deliver to Collateral Agent (with a copy to Lenders promptly thereafter), a Borrowing Base Certificate on the second Business Day of every week reflecting the Borrowing Base as of the last Business Day of the previous week. In addition, Borrower shall deliver to Collateral Agent (with a copy to Lenders promptly thereafter), a Borrowing Base Certificate on the fifteenth day of each month reflecting the Borrowing Base as of the last Business Day of the previous month."

      B. Subsection 6.8(ii) of the Credit Agreement is hereby amended by deleting "Schedule 6.8" therein and substituting "Schedule
6.8(ii)" therefor.

      C. Subsection 6.8(iv)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "(b) Collateral Agent, in its reasonable discretion, may review or have an outside consultant selected by Collateral Agent review, upon reasonable notice and at reasonable times, the quality and amount of Inventory; provided that so long as Excess Availability has been no less than $35,000,000 for the prior 12 months, such reviews shall not occur more frequently than twice in each 12 month period, at Borrower's expense; and provided further that in the event that Excess Availability has been less than $35,000,000 at any time during the prior 12 months, then the amount of reviews allowable in any such 12 month period shall be increased to four, and the two additional reviews, if conducted, shall be at the expense of the Collateral Agent."

      D. Subsection 6.8 of the Credit Agreement is hereby amended by adding the following clause (v) at the end thereof:

            "(v) Borrower shall deliver to Collateral Agent, in form and detail satisfactory to Collateral Agent, each daily report listed on
      Schedule 6.8(v), in the manner described on such schedule, and each other daily report reasonably requested by Collateral Agent."

      E. Subsection 6.10(B)(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "(iii) Any payments received by Collateral Agent under this subsection 6.10 shall be applied in the following order unless Requisite Lenders and Tranche C Term Lenders holding more than 50% of the Tranche C Term Loans otherwise elect: (i) any due and payable fees, expenses or other charges in respect of the Obligations; (ii) any due and payable interest payments on the Loans (with application to Swing Line Loans first, Tranche B Revolving Loans, second, Tranche A Revolving Loans third and Tranche C Term Loans fourth); (iii) principal payments on the Loans (whether or not due and payable (with application to Swing Line Loans first, Tranche B Revolving Loans second, Tranche A Revolving Loans third and Tranche C Term Loans fourth); and (iv) other due and payable Obligations or to collateralize Letters of Credit to the extent required hereunder; provided, however, that principal and interest on any LIBOR Rate Loans shall not be required to be paid to the extent that any such payment will result in the incurrence of any increased costs pursuant to subsection 2.6, as long as at such time, no Event of Default or Potential Event of Default shall have occurred or be continuing and Borrower would be entitled to borrow LIBOR Rate Loans hereunder upon submission of an appropriate Notice of Borrowing therefor; provided further that to the extent that Borrower is not able to borrow LIBOR Rate Loans at such time as set forth above, any such amounts shall be applied to pay outstanding LIBOR Rate Loans in accordance with this subsection 6.10 but, unless an Acceleration shall have occurred, Borrower shall not be required to pay any increased costs pursuant to subsection 2.6 which may result therefrom."

      F. Subsection 6.14A(iv) of the Credit Agreement is hereby amended by deleting "clause (iv) or (v) above" and substituting "clause (ii) or (iii) above" therefor.

      G. Subsection 6.15 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "On or prior to October 15, 2001, Borrower shall have received $15,000,000 in Tranche C Term Loans and not less than $10,000,000 of net cash proceeds from any of the following transactions in the aggregate (such proceeds in the aggregate, received from such sources, whether received on, prior to or after such date and prior to January 15, 2002, being the "Liquidity Proceeds"): (i) Indebtedness secured by Liens on any of the properties listed in Exhibit B to the Third Amendment permitted under subsection 7.1(xv) hereof, (ii) the sale of the capital stock of Austin Reed or other Asset Sales permitted under subsection 7.7 hereof, (iii) the issuance by Borrower of its common or preferred equity securities; provided that any transactions described in clause (i) above be consummated on or prior to September 30, 2001, and all net cash proceeds from all transactions described in this subsection 6.15 shall be immediately applied to repay Loans in accordance with this Agreement or to repurchase or redeem the Senior Subordinated Notes in accordance with subsection 7.5(viii) and subsection 2.4A(iii) of this Agreement."

      H. Subsection 6.15 of the Credit Agreement is hereby amended by adding the following paragraph after the second paragraph thereof:

                  "On or prior to September 17, 2001, Borrower shall, and shall cause its Subsidiaries that are Credit Parties to, (i) enter into a security agreement that amends and restates the Pledge and Security Agreement and Equipment Security Agreement and which is in form and substance satisfactory to Collateral Agent (the "Amended and Restated Security Agreement"); (ii) enter into an intercompany note security agreement that amends and restates the Intercompany Note and Security Agreement and the Intercompany Note Equipment Security Agreement and which is in form and substance satisfactory to the Collateral Agent (the "Amended and Restated Intercompany Note Security Agreement"), (iii) deliver satisfactory evidence that each Credit Party shall have taken or caused to be taken such actions in such a manner so that Collateral Agent has a valid and perfected first priority security interest (subject to the Liens permitted under the Credit Agreement) as of such date in the entire Collateral granted by such Credit Parties located in the United States (to the extent required by the Amended and Restated Security Agreement, the Amended and Restated Intercompany Note Security Agreement and Collateral Documents related thereto) and Borrower shall have (or shall have upon the filing of the financing statements delivered to Collateral Agent on or prior to such date) a valid and perfected second priority security interest (subject to the Liens permitted hereunder) in the entire Collateral granted by such Credit Parties located in the United States (to the extent required by the Amended and Restated Security Agreement, the Amended and Restated Intercompany Note Security Agreement and the Collateral Documents related thereto); and (iv) deliver to Collateral Agent an opinion of counsel (which counsel shall be satisfactory to Collateral Agent) with respect to the execution, delivery and enforceability of, and the creation and perfection of such security interests contemplated by, the Amended and Restated Security Agreement and the Amended and Restated Intercompany Note Security Agreement and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent."

1.8   Amendments to Section 7 of the Credit Agreement:
      Borrower's Negative Covenants
      -----------------------------------------------

            Subsection 7.1(xii) of the Credit Agreement is hereby amended by deleting "Refinancing Surplus" appearing in the second proviso therein and substituting "Refinancing Indebtedness" therefor.

1.9   Amendments to Section 8 of the Credit Agreement: Events of Default
      ------------------------------------------------------------------

            The paragraph after subsection 8.13 of the Credit Agreement is hereby amended by (i) deleting the "." at the end of clause (ii) thereof and substituting therefor ", and"; and (ii) adding a new clause (iii) at the end thereof as follows:

                  "(iii) if (a) all or any portion of the amounts described in clause (ii) above has been declared due and payable or any obligation of any Lender described in clause (ii) has terminated or (b) if no Swing Line Loans or Revolving Loans are then outstanding and no Letters of Credit are then issued but undrawn, then Agent shall, upon the written request of any Tranche C Term Lender, by written notice to Borrower, declare all or any portion of the unpaid principal amount of and accrued interest on its Tranche C Term Loans to be, and the same shall forthwith become, immediately due and payable to the extent that such amounts have not already been declared due and payable under clause (ii) above, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of Issuing Lender to issue any Letter of Credit shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) to purchase participations in any unreimbursed Letters of Credit or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii)."

1.10  Amendments to Section 9 of the Credit Agreement: Agent
      ------------------------------------------------------

      A. Subsection 9.4 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "9.4     Right to Indemnity.
                  ------------------

                  Each Non-Tranche C Term Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Non-Tranche C Term Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct or allocable to the Tranche C Term Loans based on the Obligations allocable to the Tranche C Term Loans as compared with the Obligations allocable to the Credit Exposure. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  Each Tranche C Term Lender, in proportion to its share of the Tranche C Term Loans, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Tranche C Term Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct or allocable to the Credit Exposure based on the Obligations allocable to the Credit Exposure as compared with the Obligations allocable to the Tranche C Term Loans. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished."

      B. Subsection 9.7 of the Credit Agreement is hereby amended by adding the following subsection C. at the end thereof as follows:

                  "C. Acknowledgement and Agreement. Borrower, Collateral Agent, Requisite Lenders and, by execution of the Fifth Amendment, each other Credit Party hereby confirms and agrees that each of the Collateral Documents to which it is a party secures, and the terms "Secured Obligations," "Guarantied Obligations" (as defined in such Collateral Document) or comparable terms contained in such Collateral Document that secures or guaranties any Obligations shall include all Obligations with respect to the Tranche C Term Loans from and after the Fifth Amendment Effective Date. To the extent required, each of the Collateral Documents to which any party hereto is a party is hereby amended to include said obligations within the meaning of the term "Secured Obligations," "Guarantied Obligations" or other comparable terms contained in such Collateral Document that secures or guaranties any Obligations. Borrower, Collateral Agent, Requisite Lenders and, by execution of the Fifth Amendment, each other Credit Party hereby confirms that each Collateral Document to which it is a party or otherwise bound that secures or guaranties any Obligations and all Collateral encumbered thereby and all UCC financing statements filed in connection therewith guaranties or secures or otherwise supports, as the case may be, to the fullest extent possible the payment and performance of all Obligations of every nature with respect to the Tranche C Term Notes. Without limiting the generality of the foregoing, Borrower, Collateral Agent, Requisite Lenders and, by execution of the Fifth Amendment, each other Credit Party hereby acknowledges and confirms the understanding and intent of such party that, upon the Fifth Amendment Effective Date, the definition of "Obligations" includes the obligations of Borrower under the Tranche C Term Notes. Borrower, Collateral Agent, Requisite Lenders and, by execution of the Fifth Amendment, each other Credit Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder (as confirmed and/or amended herein) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Fifth Amendment or any future amendment or modification of this Agreement or any other Loan Document.

1.11  Amendments to Section 10 of the Credit Agreement: Miscellaneous
      ---------------------------------------------------------------

      A. Subsection 10.1(B) of the Credit Agreement is hereby amended by deleting the last sentence of clause (i) thereto and substituting the following therefor:

                  "The Commitments and Loans hereunder shall be modified to reflect the Commitment and Loan of such assignee and any remaining Commitment or Loan of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Note, be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV, Exhibit IV-A, Exhibit IV-B or Exhibit IV-C annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and Loans of the assignee and the assigning Lender."

      B. Subsection 10.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "10.5    Ratable Sharing.
                  ---------------

                  Non-Tranche C Term Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents (excluding, for this purpose, the Canadian Loan Documents and the Tranche C Term Notes) or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Non-Tranche C Term Lender hereunder or under the other Loan Documents (excluding, for this purpose, the Canadian Loan Documents and the Tranche C Term Notes) (collectively, the "Aggregate Revolving Amounts Due" to such Non-Tranche C Term Lender) which is greater than the proportion received by any other Non-Tranche C Term Lender in respect of the Aggregate Revolving Amounts Due to such other Non-Tranche C Term Lender, then the Non-Tranche C Term Lender receiving such proportionately greater payment shall (i) notify each Agent and each other Non-Tranche C Term Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations without recourse except as provided below (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Revolving Amounts Due to the other Non-Tranche C Term Lenders so that all such recoveries of Aggregate Revolving Amounts Due shall be shared by all Non-Tranche C Term Lenders in proportion to the Aggregate Revolving Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Non-Tranche C Term Lender is thereafter recovered from such Non-Tranche C Term Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Non-Tranche C Term Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                  Tranche C Term Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents (excluding, for this purpose, the Canadian Loan Documents, the Tranche A Revolving Notes, the Tranche B Revolving Notes, the Swing Line Notes and the Letters of Credit) or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Tranche C Term Lender hereunder or under the other Loan Documents (excluding, for this purpose, the Canadian Loan Documents, the Tranche A Revolving Notes, the Tranche B Revolving Notes, the Swing Line Notes and the Letters of Credit) (collectively, the "Aggregate Term Amounts Due" to such Tranche C Term Lender) which is greater than the proportion received by any other Tranche C Term Lender in respect of the Aggregate Term Amounts Due to such other Tranche C Term Lender, then the Tranche C Term Lender receiving such proportionately greater payment shall
         (i) notify each Agent and each other Tranche C Term Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations without recourse except as provided below (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Term Amounts Due to the other Tranche C Term Lenders so that all such recoveries of Aggregate Term Amounts Due shall be shared by all Tranche C Term Lenders in proportion to the Aggregate Term Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Tranche C Term Lender is thereafter recovered from such Tranche C Term Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Tranche C Term Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder."

1.12  Amendments to Exhibits to the Credit Agreement
      ----------------------------------------------

      A. Exhibit I to the Credit Agreement is hereby amended by deleting said Exhibit I in its entirety and substituting therefor an amended and restated Exhibit I, Form of Notice of Borrowing, in the form of Annex I attached hereto.

      B. The Credit Agreement is hereby amended by adding thereto a new
Exhibit IV-C, Form of Tranche C Term  Note, in the form of
Annex II attached hereto.

      C. Exhibit V to the Credit Agreement is hereby amended by deleting said Exhibit V in its entirety and substituting therefor an amended and restated Exhibit V, Form of Covenant Compliance Certificate, in the form of Annex III attached hereto.

      D. Exhibit VIII to the Credit Agreement is hereby amended by deleting said Exhibit VIII in its entirety and substituting therefor an amended and restated Exhibit VIII, Form of Assignment and Acceptance, in the form of Annex IV attached hereto.


1.13  Amendments to Schedules to the Credit Agreement
      -----------------------------------------------

      A. Schedule 6.8 to the Credit Agreement is hereby amended by deleting said Schedule 6.8 in its entirety and substituting therefor Schedule 6.8(ii), Operating Reports, in the form of Annex V attached hereto.

      B. The Credit Agreement is hereby amended by adding thereto a new
Schedule 6.8(v), Daily Reports, in the form of Annex VI attached hereto.


1.14     Approval of Certain Collateral Documents
         ----------------------------------------

            By their execution and delivery of this Amendment, Requisite Lenders hereby consent to the form of the Stock Pledge Agreement and the Intercompany Note Stock Pledge Agreement attached hereto as Annexes VII and VIII, respectively.


1.15  Intentionally Omitted
      ---------------------


1.16  Daily Inventory Reserve
      -----------------------

            On and after September 15, 2001, Borrower acknowledges and agrees that the Borrowing Base shall be reduced by a cumulative daily reserve imposed against Eligible Inventory for each Business Day during the months of February, March, August, September and October as provided in this Section 1.16 prior to giving effect to the calculation contemplated by clause (ii) of the definition of Borrowing Base (the "Daily Inventory Reserve"). Nothing contained herein shall limit the Collateral Agent's right, in its reasonable business discretion, to elect to establish additional or other reserves against Inventory or other Collateral from time to time pursuant to the Loan Documents or to adjust or otherwise modify or terminate the reserve described in this Section 1.16.

            The Daily Inventory Reserve imposed in February (the "February Daily Reserve") shall commence on the earlier of (a) February 15th or (b) the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of January (such date, the "February Start Date") and, as of the February Start Date, shall be equal to the number of Business Days from and including February 1, through and including the February Start Date multiplied by $800,000. On each Business Day from (but excluding) the February Start Date through and including the last Business Day in February, the February Daily Reserve shall increase by an additional $800,000, it being understood that the February Daily Reserve shall also continue to be imposed thereafter (without increasing) until the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of February.

            The Daily Inventory Reserve imposed in March (the "March Daily Reserve") shall commence on the first Business Day in March (such date, the "March Start Date") and, as of the March Start Date, shall be equal to $235,000. On each Business Day from (but excluding) the March Start Date through and including the last Business Day in March, the March Daily Reserve shall increase by an additional $235,000, it being understood that the March Daily Reserve shall also continue to be imposed thereafter (without increasing) until the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of March.

            The Daily Inventory Reserve imposed in August (the "August Daily Reserve") shall commence on the earlier of (a) August 15th or (b) the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of July (such date, the "August Start Date") and, as of the August Start Date, shall be equal to the number of Business Days from and including August 1, through and including the August Start Date multiplied by $775,000. On each Business Day from (but excluding) the August Start Date through and including the last Business Day in August, the August Daily Reserve shall increase by an additional $775,000, it being understood that the August Daily Reserve shall also continue to be imposed thereafter (without increasing) until the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of August.

            The Daily Inventory Reserve imposed in September (the "September Daily Reserve") shall commence on the first Business Day in September (such date, the "September Start Date") except, in the case of September, 2001 in which case the September Start Date shall be September 15, 2001, and, as of the September Start Date, shall be equal to $300,000, except that, in the case of September, 2001, as of the September Start Date, the September Daily Reserve shall be equal to the number of Business Days from and including September 1, 2001 through and including September 15, 2001 multiplied by $300,000. On each Business Day from (but excluding) the September Start Date through and including the last Business Day in September, the September Daily Reserve shall increase by an additional $300,000, it being understood that the September Daily Reserve shall also continue to be imposed thereafter (without increasing) until the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of September.

            The Daily Inventory Reserve imposed in October (the "October Daily Reserve") shall commence on the first Business Day in October (such date, the "October Start Date") and, as of the October Start Date, shall be equal to $200,000. On each Business Day from (but excluding) the October Start Date through and including the last Business Day in October, the October Daily Reserve shall increase by an additional $200,000, it being understood that the October Daily Reserve shall also continue to be imposed thereafter (without increasing) until the date on which Borrower delivers the monthly Borrowing Base Certificate pursuant to subsection 6.8(i) of the Credit Agreement that certifies the Borrowing Base as of the last day of October.

Section 2.  CONDITIONS TO EFFECTIVENESS

            Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fifth Amendment Effective Date"):

      A. On or before the Fifth Amendment Effective Date, Borrower shall deliver to Lenders (or to Managing Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fifth Amendment Effective Date:

            1. Resolutions of the Board of Directors of each Credit Party approving and authorizing the execution, delivery, and performance of this Amendment and the Loan Documents executed by such Credit Party in connection herewith, certified as of the Fifth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            2. Signature and incumbency certificates of its officers executing this Amendment and the Loan Documents executed by each Credit Party in connection herewith; and

            3. Executed copies of this Amendment.

      B. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for Borrower, in form and substance reasonably satisfactory to Managing Agent and its counsel, dated as of the Fifth Amendment Effective Date and setting forth substantially the matters in the opinions designated in Annex IX to this Amendment, with respect to the enforceability of this Agreement (as hereinafter defined) and as to such other matters as Managing Agent acting on behalf of Lenders may reasonably request.

      C. On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Managing Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Managing Agent and such counsel, and Managing Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Managing Agent may reasonably request.

      D. On or before the Fifth Amendment Effective Date, Managing Agent and Requisite Lenders shall have delivered to Managing Agent an executed original or telefacsimile of a counterpart of this Amendment and the Loan Documents executed by Managing Agent in connection herewith.

      E. On or before the Fifth Amendment Effective Date, Borrower shall have paid to the Initial Tranche C Term Lender such fees in the amounts and at the times separately agreed upon in a side letter between Borrower and the Initial Tranche C Term Lender in connection with the making of the Tranche C Term Loans.


Section 3.  REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 2 of this Amendment, each of the following is true and correct:

            (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

            (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof and as of the Fifth Amendment Effective Date to the same extent as though made on and as of the date hereof and as of the Fifth Amendment Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

            (c) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

            (d) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

            (f) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries,
      (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.


Section 4.  GUARANTORS

            Each of the Guarantors, Collateral Agent and Requisite Lenders confirms and agrees that each of the Collateral Documents to which it is a party and the terms "Secured Obligations," "Guarantied Obligations" (as defined in such Collateral Document) or comparable terms contained in such Collateral Document that secures or guaranties any Obligations shall include all Obligations with respect to the Tranche C Term Loans from and after the Fifth Amendment Effective Date. To the extent required, each of the Collateral Documents to which any Guarantor is a party is hereby amended to include said obligations within the meaning of the term "Secured Obligations," "Guarantied Obligations" or other comparable terms contained in such Collateral Document that secures or guaranties any Obligations. Each of the Guarantors, Collateral Agent and Requisite Lenders confirms that each Collateral Document to which it is a party or otherwise bound that secures or guaranties any Obligations and all Collateral encumbered thereby and all UCC financing statements filed in connection therewith guaranties or secures or otherwise supports, as the case may be, to the fullest extent possible the payment and performance of all Obligations of every nature with respect to the Tranche C Term Notes. Without limiting the generality of the foregoing, each of the Guarantors acknowledges and confirms the understanding and intent of such Guarantor that, upon the Fifth Amendment Effective Date, the definition of "Obligations" includes the obligations of Borrower under the Tranche C Term Notes. Each of the Guarantors, Collateral Agent and Requisite Lenders consents to this Amendment and acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder (as confirmed and/or amended herein) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any future amendment or modification of this Agreement or any other Loan Document.

Section 5. MISCELLANEOUS

   References to and Effect on the Credit Agreement and Other Loan Documents
   -------------------------------------------------------------------------

      A. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

      B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

      C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.


5.2   Fees and Expenses
      -----------------

            Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.


5.3   Headings
      --------

            Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.


5.4   Applicable Law
      --------------

            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES


5.5   Counterparts
      --------------

            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of page intentionally left blank]



            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                            BORROWER:

                            HARTMARX CORPORATION

                            By: /s/ Glenn R. Morgan
                                -----------------------------------------
                                Glenn R. Morgan, Executive Vice President
                                and Chief Financial Officer



                        GUARANTORS:

                         HMX Sportswear, Inc. (formerly known as
                           American Apparel Brands, Inc.)
                         Anniston Sportswear Corporation
                         Biltwell Company, Inc.
                         Briar, Inc.
                         Consolidated Apparel Group, Inc.
                         C.M. Clothing, Inc.
                         C.M. Outlet Corp.
                         Chicago Trouser Company, Ltd.
                         Country Miss, Inc.
                         Country Suburbans, Inc.
                         Direct Route Marketing Corporation
                         E-Town Sportswear Corporation
                         Fairwood-Wells, Inc.
                         Gleneagles, Inc.
                         Handmacher Fashions Factory Outlet, Inc.
                         Handmacher-Vogel, Inc.
                         Hartmarx International, Inc.
                         Hart Schaffner & Marx
                         Hart Services, Inc.
                         Thos. Heath Clothes, Inc.
                         TAG Licensing, Inc.
                         Hickey-Freeman Co., Inc.
                         Higgins, Frank & Hill, Inc.
                         Hoosier Factories, Incorporated
                         HSM University, Inc.
                         Intercontinental Apparel, Inc.
                         International Women's Apparel, Inc.
                         Jaymar-Ruby, Inc.
                         JRSS, Inc.
                         Kuppenheimer Men's Clothiers
                         Dadeville, Inc.
                         Men's Quality Brands, Inc.
                         National Clothing Company, Inc.
                         106 Real Estate Corp.
                         Plaid Clothing Company, Inc.
                         Rector Sportswear Corporation
                         Robert's International Corporation
                         SALHOLD, Inc.
                         Seaford Clothing Co.
                         Society Brand, Ltd.
                         Robert Surrey, Inc.
                         Tailored Trend, Inc.
                         Thorngate Uniforms, Inc.
                         Trade Finance International Limited
                         Universal Design Group, Ltd.
                         M. Wile & Company, Inc.
                         Winchester Clothing Company
                         Yorke Shirt Corporation


                         By: /s/ Glenn R. Morgan
                             -------------------------------------------
                                 Glenn R. Morgan
                                 Vice President of each of the foregoing



                         LENDERS:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By:  /s/ Michael J. McKay
                             ----------------------------------------
                         Name:    Michael J. McKay
                         Title:   Its Duly Authorized Signatory



                         THE BANK OF NEW YORK,
                         individually, as Co-Agent and as Issuing Lender for the Letters of Credit


                         By: /s/ Charlotte Sohn Fulks
                            ----------------------------------------
                         Name:   Charlotte Sohn Fulks
                         Title:  Vice President



                         BANK OF AMERICA, N.A.,
                         individually and as Co-Agent


                         By:
                             ----------------------------------------
                         Name:
                         Title:



                         MANUFACTURERS AND TRADERS TRUST COMPANY


                         By:  /s/  Christopher Kania
                             ----------------------------------------
                         Name:     Christopher Kania
                         Title:    Vice President



                         HARRIS TRUST AND SAVINGS BANK



                         By: /s/ Ronald U. Redd
                             ----------------------------------------
                         Name:   Ronald U. Redd
                         Title:  Vice President



                         THE NORTHERN TRUST COMPANY


                         By: /s/ Nicole D. Boehm
                            ----------------------------------------
                         Name:   Nicole D. Boehm
                         Title:  Second Vice President